UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

Courthouse Plaza Northeast

Dayton, Ohio 45463

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
333-133367	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2007, NewPage Corporation entered into amendments to the Revolving Credit and Guaranty Agreement, dated as of May 2, 2005, among NewPage Corporation, as Borrower (“NewPage”), NewPage Holding Corporation, and certain subsidiaries of NewPage, as Guarantors, the Lenders party thereto from time to time, and Goldman Sachs Credit Partners L.P. (“GSCP”), as Administrative Agent, and the Term Loan Credit and Guaranty Agreement, dated as of May 2, 2005, among NewPage, as Borrower, NewPage Holding Corporation, and certain subsidiaries of NewPage, as Guarantors, the Lenders party thereto from time to time, and GSCP, as Administrative Agent. The amendments provide for reductions in the interest rate spreads in each agreement and a reduction of the commitment under the Revolving Credit and Guaranty Agreement from $275 million to $250 million. In addition, changes were made to certain covenants and other terms that as a result, are generally less restrictive to the Company.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Amended Revolving Credit and Guaranty Agreement, as amended by the Third Amendment dated January 30, 2007
10.2	Amended Term Loan Credit and Guaranty Agreement, as amended by the Second Amendment dated January 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Jason W. Bixby	By:	/s/ Jason W. Bixby
Jason W. Bixby		Jason W. Bixby
Vice President and Chief Financial Officer		Vice President and Chief Financial Officer
Date: February 2, 2007		Date: February 2, 2007